Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectuses of Cue Biopharma, Inc. of our report dated March 16, 2026, relating to the consolidated financial statements of Cue Biopharma, Inc. and its subsidiary appearing in the Annual Report on Form 10-K of Cue Biopharma, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Prospectuses.

/s/ RSM US LLP

Boston, Massachusetts

August 12, 2026

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